                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                   CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  NOVEMBER 7, 1997


                                        RETIX
                (Exact name of Registrant as specified in its charter)

                                       0-19640
                               (Commission File Number)

CALIFORNIA                                 95-3948704
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation)

                                  4640 Admiralty Way
                                North Tower, 6th Floor
                        Marina del Rey, California  90292-6695
               (Address of principal executive offices, with zip code)

                                    (310) 828-3400
                 (Registrant's telephone number, including area code)

                                         N/A
            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

    On January 30, 1996, Retix entered into a Common Stock and Warrant Purchase Agreement (the "PURCHASE AGREEMENT") with Sierra Ventures V, L.P. ("SIERRA") pursuant to which Sierra purchased 2,000,000 shares of Retix's Common Stock.
The Purchase Agreement was filed with the Commission as Exhibit 10.30 to its Annual Report on Form 10-K for the fiscal year ended December 30, 1995. Under the Purchase Agreement, Sierra also acquired a warrant to purchase up to 2,000,000 additional shares of Retix's Common Stock (the "WARRANT"). The Warrant was also filed with the Commission as Exhibit 10.30 to its Annual Report on Form 10-K for the fiscal year ended December 30, 1995. On November 7, 1997, Sierra net exercised the Warrant in accordance with the terms thereof. As a result of the net exercise, the Warrant has been surrendered by Sierra and Sierra has received 1,457,627 shares of Retix's Common Stock.


ITEM 7.  EXHIBITS


     Exhibit
       No.                  Exhibit
     -------                -------

    10.30     Common Stock and Warrant Purchase
              Agreement dated January 30, 1996*

* Incorporated by reference to identically numbered exhibit filed in response to Item 14(a)(3), "Exhibits," of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.










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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RETIX


Date:  NOVEMBER 21, 1997                By:    /s/ Steven M. Waszak
                                           ---------------------------------
                                          STEVEN M. WASZAK
                                          VICE PRESIDENT, FINANCE AND
                                          ADMINISTRATION AND CHIEF FINANCIAL
                                          OFFICER









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